RESTATED AND AMENDED PURCHASE AGREEMENT


     RESTATED AND AMENDED PURCHASE AGREEMENT, effective May 27, 1998 (the "Agreement"), by and among CYPRESS SPRINGS LLC, a California limited liability company ("Cypress") managed by Ira E. Ritter, an individual residing in California ("Ritter"), Rockwood Companies, LLC, a California limited liability company (with its predecessors, "Rockwood") and BIOMUNE SYSTEMS, INC., a Nevada corporation ("Biomune"). This Agreement is executed by the Parties on December 30, 1998, with the effective date indicated above.

                              RECITALS

     A. Cypress is the sole owner of all of the issued and outstanding member interests of Rockwood formerly known as Rockwood Investments, Inc., d.b.a. Rockwood Cosmetics, Inc. ("Cosmetics"), which is in the business of marketing and distributing vitamin, nutrition and personal care products, including the products formerly marketed through Cosmetics and Rockwood Vitamins LLC ("Vitamins").

     B. Biomune is a Nevada corporation engaged in the business of researching, developing and selling pharmaceutical and nutraceutical products based on a patented whey protein technology. In July 1997, Biomune entered into an agreement with Ritter to acquire Cosmetics and pursuant to that agreement Biomune made option and other payments to Ritter and Cosmetics totaling $360,000 toward the purchase price of Cosmetics. That agreement was terminated by Biomune in January 1998.

     C. Pursuant to this Agreement herein, Biomune intends to purchase a controlling interest in Rockwood as contemplated herein.

     D. Upon completion of the transactions contemplated herein, the parties desire to have Rockwood owned 52% by Biomune and 48% by Cypress, subject to the provisions of the Operating Agreement of Rockwood, as the same may be from time to time amended ("Operating Agreement").

                             AGREEMENT

     In consideration for the promises, conditions and warranties contained herein and in order to consummate such plan of reorganization, the parties hereto represent, warrant, covenant and agree as follows:

     1. Condition Precedent. Prior to the execution of this Agreement, Ritter and Cypress shall have caused Rockwood to succeed to all of the business and ownership of all of the assets of Cosmetics and Vitamins.

     2. Cash Payment and Commitment to Loan Funds. Rockwood and Cypress acknowledge the previous payment of $360,000 as a down payment by Biomune under this Agreement in consideration for the sale and transfer of 52% of the membership interest of Rockwood. Biomune also agrees to issue to Cypress 500,000 shares of Biomune's 8% Series G Non-voting, Non-convertible Redeemable Preferred Stock, following authorization of such series by the Biomune board of directors. Biomune also agrees to loan certain funds to Rockwood as provided in the Loan Commitment Letter of even date herewith ("Commitment"), according to the schedule provided in such Commitment. Rockwood hereby transfers, sells, assigns, and conveys to Biomune, 52% of the membership interest in Rockwood, in accordance with the terms of the Operating Agreement.

     3. Line of Credit. Following the closing, Biomune will make available or will cause to be made available to Rockwood, an operating line of credit of up to $1,000,000 (the "Line of Credit"). Amounts outstanding under the Line of Credit will bear interest at the prime rate plus one percent (the prime rate being the prime rate established by the principal bank used by Biomune in its business transactions or another national financial institution selected by Biomune). Interest on outstanding amounts will be payable monthly. The Line of Credit will be secured by a perfected security interest in all of the assets, accounts receivable, inventory and other property of Rockwood and Rockwood will sign and agree to filing of all forms and agreements reasonably requested by Biomune for the purpose of perfecting such security interest. The term of the Line of Credit will be for one year; provided, however, that if there is no default under the Line of Credit at the end of such term (and any renewal thereof), the Line of Credit may be renewed on substantially the same terms and conditions for up to two (2) consecutive one-year renewal terms. No equity distributions will be made by Rockwood (except as necessary for the payment of taxes) in any year in which the Line of Credit has not been paid in full, without the prior written consent of Biomune. Amounts loaned to Rockwood prior to the closing will be deemed to have been loaned pursuant to and will be rolled into the Line of Credit. In the event of a default under the Note which is not cured and following which Cypress shall exercise its right to rescind this transaction or to foreclose on the collateral for such Note, all amounts outstanding on the Line of Credit will be converted to a promissory note, with interest continuing at the rate then applicable (the "Rockwood Note"). The principal and unpaid interest under the Rockwood Note will be amortized and payable over 18 months from the original maturity date, with monthly payments of principal and interest. The security interest will not be released until the Rockwood Note is paid in full together with all interest thereon.

     4. Rockwood Operating Agreement. The operations of Rockwood following closing will be conducted pursuant to and under the terms of an Operating Agreement in form and content substantially as the Operating Agreement attached to this Agreement as Exhibit "C" and by this reference incorporated herein. Andela Group, Inc. ("Andela"), a California corporation owned and controlled by Ritter will be the manager of Rockwood, and will provide the personal services of Ritter on behalf of Rockwood with the title of "President." A "Board of Directors" will direct the activities of the manager and other executives of Rockwood. One member of the board will be appointed by Cypress and two will be appointed by Biomune. Voting on matters properly before the members of Rockwood will be according to their respective equity (member) interest. Andela's engagement as manager and compensation (including Ritter's employment as President) will be governed by a five-year agreement in form and content substantially as that "Management Agreement" attached hereto as Exhibit "D" and by this reference incorporated in and made a part of this Agreement.

     5. Representations and Warranties of Cypress, Ritter and Rockwood. Cypress, Ritter and Rockwood, and each of them, additionally represent and warrant to Biomune as follows:

               5.1 Organization and Standing. Rockwood is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Rockwood is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Rockwood. Rockwood is not in default in the performance, observance or fulfillment or otherwise in violation of any provision of its Articles of Organization or its Operating Agreement, as in effect on the date hereof, copies of which have been previously delivered to Biomune.

               5.2 Power and Authority. Rockwood has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Rockwood.

               5.3 Agreement Binding. This Agreement has been duly executed and delivered by Rockwood and Cypress and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms.

               5.4 Financial Statements. Rockwood will furnish to Biomune the audited balance sheets of Rockwood as of September 30, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal years then ended, including, in each case, the related notes (collectively, the "Rockwood Audited Statements"), which are accompanied by the unqualified audit reports of Tanner + Company. Audited statements for future periods will also be provided as requested by Biomune.

               5.5 Taxes. Rockwood has paid or caused to be paid all taxes required to be paid by it through the date hereof. Rockwood has filed or caused to be filed all Tax Returns required to be filed by it through the date hereof.

               5.6 Compliance with Law. To Rockwood's knowledge, Rockwood is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judg-

     ments,   decisions  or  orders  entered  by  any   governmental   authority
     (collectively, "Applicable Laws") relating to Rockwood or its business or properties.

               5.7 Intellectual Property. Rockwood owns and has good and marketable title to, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of any lien, encumbrance or security interest), its trademarks, trade names, service marks, and copyrights, all of which have been previously disclosed to Biomune. To Rockwood's knowledge, there has not been and there is not now any unauthorized use, disclosure, infringement or misappropriation of any intellectual property rights of Rockwood, any trade secret material to Rockwood, or any intellectual property right of any third party to the extent licensed by or through Rockwood, by any third party, including any employee or former employee of Rockwood.

               5.8 Title to and Condition of Properties. Rockwood has good, valid and indefeasible title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located. All such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever.

               5.9 Litigation. Except as previously disclosed in writing to Biomune, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Rockwood, threatened against Rockwood or any officer or director of Rockwood which, individually or in the aggregate, if adversely determined, would have a material adverse effect on Rockwood. Rockwood is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a material adverse effect on Rockwood or a material adverse effect on the ability of Rockwood to con-

     summate the transactions contemplated hereby.

               5.10 Brokerage and Finder's Fees; Expenses. Neither Rockwood nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Rockwood, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

               5.11 Contracts. Rockwood has disclosed to Biomune all material written or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which Rockwood is a party. All such Contracts are valid and binding obligations of Rockwood and, to the Knowledge of Rockwood, the valid and binding obligation of each other party thereto, and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated. Neither Rockwood nor, to the Knowledge of Rockwood, any other party thereto is in violation of or in default in any material respect in respect of, nor has there oc-

     curred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any Contract. There are no Contracts outside the ordinary course of business.

               5.12 Accounts Receivable. All accounts and notes receivable (including lease and finance notes receivable) and accrued interest re-

     ceivable of Rockwood have arisen in the ordinary course of business.

               5.13 Undisclosed Liabilities. Rockwood does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could be reasonably likely to have a material adverse effect on Rockwood.

               5.14 Books of Account; Records. Rockwood's general ledgers, stock record books, minute books and other material records are, in all material respects, complete and correct.

     6. Representations and Warranties of Biomune. Biomune represents and warrants to Rockwood that the statements contained in this Section 6 are correct and complete as of the date of this Agreement.

               6.1 Organization, Standing and Power. Biomune is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Biomune has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Biomune. Biomune is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

               6.2 Authority. Biomune has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Biomune. This Agreement has been duly executed and delivered by Biomune and constitutes the valid and binding obligations of Biomune. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Biomune or any of its subsidiaries, as amended, or (ii) to Biomune's knowledge, any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Biomune or any of its subsidiaries or their properties or assets. No consent approval, order or authorization of or registration, declaration or filing with, any governmental entity, is required by or with respect to Biomune or any of its subsidiaries in connection with the execution and delivery of this Agreement by Biomune or the consummation by Biomune of the transactions contemplated hereby, except for (i) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and Nasdaq Stock Market within 15 days after the Closing Date, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing with the Nasdaq SmallCap Market of a Notification Form of Listing of Additional Shares with respect to the Common Shares and the shares of Biomune Common Stock issuable upon conversion of the Preferred Shares, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Biomune and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

               6.3 SEC Documents; Financial Statements. Biomune has furnished or otherwise made available to Rockwood a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filings filed with the SEC by Biomune since September 30, 1997 (collectively, the "Biomune SEC Documents"). All documents required to be filed as exhibits to Biomune SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Biomune nor any of its subsidiaries is in default thereunder. As of their respective filing dates, Biomune SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and none of Biomune SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Biomune SEC Document prior to the date hereof. The financial statements of Biomune, including the notes thereto, included in Biomune SEC Documents (the "Biomune Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). Biomune Financial Statements fairly present the consolidated financial condition and operating results of Biomune and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Biomune's accounting policies except as described in the notes to Biomune Financial Statement. Since September 30, 1997, no event has occurred that would have required the filing of any report that otherwise would have been included among the SEC Documents and for which an appropriate report was not filed.

               6.4  Absence  of  Certain  Changes.  Since  March  31,  1998 (the
     "Biomune Balance Sheet Date"), except as described in Biomune SEC Documents, Biomune has conducted its business in the ordinary course of business consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to Biomune; (ii) any acquisition, sale or transfer of any material asset of Biomune or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Biomune or any revaluation by Biomune of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Biomune, or any direct or indirect redemption, purchase or other acquisition by Biomune of any of its shares of capital stock; (v) any material contract entered into by Biomune, other than in the ordinary course of business and as provided to Rockwood or any material amendment or termination of, or default under, any material contract to which Biomune is a party or by which it is bound; (vi) any amendment or change to Biomune's Articles of Incorporation or Bylaws; or (vii) any negotiation or agreement by Biomune or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Rockwood and its representatives regarding the transactions contemplated by this Agreement).

               6.5 Absence of Undisclosed Liabilities. Biomune has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Biomune's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Biomune Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in Biomune Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since Biomune Balance Sheet Date and consistent with past practice.

               6.6 Taxes. Biomune has paid or caused to be paid all taxes required to be paid by it through the date hereof and has filed or caused to be filed all Tax Returns required to be filed by it through the date hereof.

               6.7 Compliance with Law. To Biomune's knowledge, Biomune is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judg-

     ments,   decisions  or  orders  entered  by  any   governmental   authority
     (collectively, "Applicable Laws") relating to Biomune or its business or properties.

               6.9 Litigation. Except as described in Biomune SEC Documents or otherwise to Rockwood, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Biomune or any of its subsidiaries, threatened against Biomune or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Biomune. There is no judgment, decree or order against Biomune or any of its subsidiaries or, to the knowledge of Biomune or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on Biomune.

               6.8 Governmental Authorization. Biomune and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which Biomune or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Biomune's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Biomune Authorizations"), and all of such Biomune Authorizations are in full force and effect, except where the failure to obtain or have any of such Biomune Authorizations could not reasonably be expected to have a Material Adverse Effect on Biomune.

               6.9 Broker's and Finders' Fees. Biomune has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

               6.10 Potential Delisting by Nasdaq. Biomune has received notification from the Nasdaq Stock Market that it will be delisted unless it can satisfy the Market Qualifications Division of Nasdaq that it continues to meet the maintenance requirements for continued listing. If Biomune's Common Stock is delisted, the stock will continue to be traded on the over-the-counter market. However, delisting from Nasdaq SmallCap Market may result in a less active market for Biomune's securities and may adversely affect the price at which such securities are traded.

               6.11 Books of Account; Records. Biomune's general ledgers, stock record books, minute books and other material records are, in all material respects, complete and correct.

     7. Survival of Representations and Warranties and Indemnification for their Breach. All representations, warranties and covenants of the parties or some of the parties hereto as set forth in this Agreement shall be true as of the time of and, together with the agreements set forth herein, shall survive the Closing date hereunder. The parties, jointly and severally, agree that any party who has breached or breaches any representation warranty or covenant, shall protect, indemnify and save harmless any other non-breaching party or parties from and against any and all claims, demands, liabilities, demands, damages, or causes of action of every kind and character resulting from any breach thereof by the breaching party.

     8. Commissions and Finder's Fees. Each of the parties represents and warrants that the negotiations relating to this Agreement and the transactions contemplated hereby will not give rise to any valid claims against any other party for a brokerage commission, finder's fee, or other like payment.

     9. Tax Matters. Each party or the pass-through entities or individuals shall be responsible for income and/or franchise taxes and product liability claims for occurrences prior to and up to the date of this Agreement. The tax returns of Rockwood shall be prepared and filed and elections and allocations made so as to give Ritter the best possible advantage under the tax laws. Similarly, it is anticipated that the terms of the purchase of the Rockwood interest by Biomune hereunder will be treated by the parties in such a way as to provide the best possible advantage under tax laws for the parties.

     10. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, or mailed first class postage prepaid:

                         If to Cypress: Cypress Springs LLC
                         Ira E. Ritter, Manager
                         11845 West Olympic Boulevard, Suite 710
                         Los Angeles, California 90064
                         Facsimile No.:  (310) 479-5902

                         with a copy to:     Riordan & McKinzie
                         300 South Grand Avenue, 29th Floor
                         Los Angeles, California 90071
                         Attention:  Thomas L. Harnsberger, Esq.
                         Facsimile No.:  (213) 229-8550

                         If to Biomune: Biomune Systems, Inc.
                         2401 South Foothill Drive
                         Salt Lake City, Utah 84109
                         Attention: Michael G. Acton, CEO
                         Facsimile No.:  (801) 466-3741

                         with a copy to:     Durham, Evans, Jones & Pinegar
                         50 South Main Street, Suite 850
                         Salt Lake City, Utah 84144
                         Attention:  Kevin R. Pinegar, Esq.
                         Facsimile No.:  (801) 538-2425

Such names and addresses may be changed by written notice thereof to all of the parties hereto.

     11. Entire Agreement and Amendments. This Agreement, including the exhibits referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all affected parties. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All addendum agreements, letter agreements, memoranda of understanding, and other agreements executed by the parties in connection with this transaction prior to December 10, 1998 are of no further force and effect and are superseded in their entirety by this Agreement and such other agreements as may be entered into by the parties subsequent to such date that incorporate this Agreement by reference or which may attached to this Agreement and incorporated by reference herein.

     12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13. Parties in Interest. This Agreement shall not be assignable by any party, shall be binding upon each party and their respective successors and, except as otherwise expressly provided, shall inure only to the benefit of the parties signatory to this Agreement and any persons receiving any consideration in this reorganization.

     14. Costs. Except as otherwise provided herein or by separate agreement, the parties shall each pay their own expenses and costs incurred in connection with negotiating, preparing and consummating the transactions contemplated by this Agreement, including but not limited to fees and expenses of their attorneys and accountants.

     15. Governing Law. This Agreement shall be construed, interpreted, governed by and enforced in accordance with the laws of the state of California and the parties hereto submit to personal jurisdiction of such courts and waive any objections based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court

     16. Savings Clause. In the event that any term of this Agreement is deemed by any court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and is hereby authorized and directed to limit such scope, duration or area of applicability, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will attach only to such provision and will not affect or render invalid or unenforceable any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective on the date first above written.

                              BIOMUNE SYSTEMS, INC.,
                              a Nevada corporation

                             By:  /s/ David G. Derrick
                                 ----------------------------------
                                  Its: President

                              CYPRESS SPRINGS LLC


                             By:  /s/ Ira E. Ritter
                                 ---------------------------------
                                  Its: Manager

                                 /s/ Ira E. Ritter
                                 ------------------------------------
                                 IRA E. RITTER

ACKNOWLEDGED AND AGREED:

                              ROCKWOOD COMPANIES LLC
                              a California limited liability company


                             By:  /s/ Ira E. Ritter
                                 ---------------------------------
                                  Its: Manager